EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 10, 2002, relating to the financial statements of Quest Group International, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

Jones Simkins LLP

Salt Lake City, Utah
May 31, 2002